EXHIBIT 31.2

CONTANGO ORE, INC.

Certification Required by Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934

I, Leah Gaines, Chief Financial and Accounting Officer of Contango ORE, Inc.(the “Company”), certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of the Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 11, 2022

/s/ LEAH GAINES

Leah Gaines

Chief Financial and Accounting Officer